ACQUISITION AGREEMENT

     This agreement (this "Agreement") is entered into by and between Wilon Energy Group, a Delaware corporation (hereinafter the "Purchaser"), and the equity owners ("the Shareholders") of Wilon Resources, Inc., a Tennessee corporation, (hereinafter "the Company"). The parties to this Agreement are hereinafter referred to as the "Parties" and a party to this Agreement as a "Party.")

                                   WITNESSETH:

     WHEREAS, the Purchaser wishes to acquire, and the Shareholders are willing to sell, all of the outstanding equity ownership of the Company in exchange for common stock of the Purchaser;

     NOW, THEREFORE, in consideration of the mutual terms and covenants set forth herein, the Purchaser and the Shareholders approve and adopt this Acquisition Agreement and mutually covenant and agree with each other as follows:


                                    ARTICLE I
                SHARES TO BE TRANSFERRED AND SHARES TO BE ISSUED

     1. a. On the closing date the Shareholders shall transfer to the Purchaser certificates representing the equity of the Company described in Schedule "A" , attached hereto ("Schedule A)and incorporated herein, which in the aggregate shall represent all of the issued and outstanding shares of the Company (the "Shares". Such certificates shall be duly endorsed in blank by Shareholders or accompanied by duly executed certificate powers in blank with signatures guaranteed. Alternatively, the Shareholders may as sign their rights to the Shares if the Shares have not been physically issued in the form of certificates.

     b. In exchange for the transfer of the equity of the Company pursuant to sub-section 1.a. hereof, the Purchaser shall on the closing date and contemporaneously with such transfer of the equity of the Company to it by the Shareholders, or rights thereto, issue and deliver to the Shareholders 12,279,000 Shares of the Purchaser.

     2. The Parties intend that this acquisition and exchange of equity is to be an exchange/transaction pursuant to Section 368(a)(1)(b) of the Internal Revenue Code of the United States.


                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

     2.01 Ownership of Equity.

     The Shareholders are the record owners and holders of the number of fully paid and non-assessable Shares of the Company listed in Schedule A as of the date hereof and will continue to own such Shares of the Company until the delivery thereof to the Purchaser on the closing date and all the Shares are or will be on the closing date owned free and clear of all liens, encumbrances, charges and assessments of every nature and subject to no restrictions with respect to transferability. The Shareholders have full power and authority to assign and transfer the Shares in accordance with the terms hereof.

                                   ARTICLE III
       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND ITS SHAREHOLDERS

     3.01 Capitalization

     Except for this Agreement, there are no outstanding options, contracts, calls, commitments, agreements or demands of any character relating to the Shares.

     3.02 Organization and Authority

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted, is duly qualified and in good standing in every jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification necessary to avoid material liability or material interference in its business operations, and is not subject to any agreement, commitment or understanding which restricts or may restrict the conduct of its business in any jurisdiction or location.

     (b)  The  Shares  are   legally  and   validly   issued,   fully  paid  and
          non-assessable.

     (c)  The Company has no subsidiaries.

     (d) The minute book of the Company made available to the Purchaser contains complete and accurate records of all meetings and other corporate actions of the Company.

     (e) The execution and delivery of this Agreement does not, and the consummation of the transaction contemplated hereby will not, violate any provision of the certificate/articles of incorporation or bylaws of the Company, or any provisions thereof, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, court order, arbitration award, judgment or decree to which the Company is a party, or by which it is bound, and will not violate any other restriction of any kind or character to which it is subject.

     (f) The authorized capital of the Company is 50,000,000 shares of common stock, of which 12,279,000 shares shall be outstanding at the time of the acquisition and 10,000,000 shares of preferred stock of which no shares shall be outstanding at the time of the acquisition

     3.03 Financials.

     (a) Financial statements of the Company have been delivered by Company to the Purchaser. Said financial statements are true and correct in all material respects and present an accurate and complete disclosure of the financial condition of the Company as of its date and for the periods covered.

     (b) All accounts receivable, if any, (net of reserves for doubtful accounts) of the Company shown on the books of account on the statement date and as incurred in the normal course of business since that date, are collectible in the normal course of business.

     (c) The Company has good and marketable title to all of its assets, business and properties including, without limitation, all such properties reflected in the balance sheet as of the statement date except as disposed of in the normal course of business, free and clear of any mortgage, lien, pledge, charge, claim or encumbrance, except as shown on said balance sheet as of the statement date and, in the case of real properties except for rights-of- way and easements which do not adversely affect the use of such property.

     (d) All currently used property and assets of the Company, or in which it has an interest, or which it has in possession, are in good operating condition and repair subject only to ordinary wear and tear.

     3.04 Changes Since the Statement Date

     Since the financial statement date, except as disclosed in the Disclosure Statement, there will not have been any material negative change in the financial position or assets of the Company.

     3.05 Liabilities

     There are no material liabilities of the Company, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of the Company, its agents or servants occurring prior to the statement date, which are not disclosed by or reflected in said financial statements, except as disclosed in the Disclosure Statement. There are no such liabilities of the Company which have arisen or relate to any transaction of the Company, its agents or servants, occurring since the statement date, other than normal liabilities incurred in the normal conduct of the business of the Company, and none of which have a material adverse effect on the business or financial condition of the Company, except as disclosed in the Disclosure Statement. As of the date hereof, there are no known circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of business of the Company, except as disclosed in the Disclosure Statement.

     3.06 Taxes

     All federal, county and local income, ad valorem, excise, profits, franchise, occupation, property, sales, use gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by the Company, and there are no unpaid taxes which are, or could become a lien on the properties and assets of the Company, except as provided for in the financial statements of their date, or have been incurred in the normal course of business of the Company since that date. All tax returns of any kind required to be filed have been filed and the taxes paid or accrued.

     3.07 Accuracy of All Statements Made by The Company

     No representation or warranty by the Company and Shareholders in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of the Shareholders pursuant to this Agreement, nor any document or certificate delivered to the Purchaser pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser represents and warrants as follows:

     4.01 Organization and Authority

     The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to enter into and perform the transactions contemplated by this Agreement, and with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now being conducted, is duly qualified and in good standing in every jurisdiction in which the property owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification necessary to avoid material liability or material interference in its business operations, and is not subject to any agreement, commitment or understanding which restricts or may restrict the conduct of its business in any jurisdiction or location.

     (a)  There are no outstanding shares of common stock of the Purchaser.

     (b) The minute book of the Purchaser made available to the Company and Shareholders contains complete and accurate records of all meetings and other corporate actions of the shareholders and the Board of Directors (and any committee thereof) of the Purchaser.

     (c) The execution and delivery of this Agreement does not, and the consummation of the transaction contemplated hereby will not violate any provision of the certificate/articles of incorporation or bylaws of the Purchaser, or any provisions thereof, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, court order, arbitration award, judgment or decree to which the Purchaser is a party, or by which it is bound, and will not violate any other restriction of any kind or character to which it is subject.

     (d) The authorized capital stock of the Purchaser is 50,000,000) shares of common stock, $.001 par value, of which no shares of such stock will be issued and outstanding at the time of closing (exclusive of the shares issued pursuant to the acquisition) and 10,000,000 shares of preferred stock of which no shares of such stock will be issued and outstanding at the time or closing.

     4.02 Performance of This Agreement

     The execution and performance of this Agreement and the issuance of stock contemplated hereby have been authorized by the board of directors of the Purchaser.

     4.03 Financials.

     (a) True copies of the financial statements of the Purchaser have been completed and delivered by the Purchaser to the Company. Said financial statements are true and correct in all material respects and present an accurate and complete disclosure of the financial condition and earnings of the Purchaser for the periods covered, in accordance with generally accepted accounting principles applied on a consistent basis.

     (b) All accounts receivable, if any, (net of reserves for doubtful accounts) of the Purchaser shown on financial statement, and as incurred in the normal course of business since that date, are collectible in the normal course of business.

     (c) The Purchaser has good and marketable title to all of its assets, business and properties including, without limitation, all such properties reflected in the aforementioned balance sheet, except as disposed of in the normal course of business, free and clear of any mortgage, lien, pledge, charge, claim or encumbrance, except as shown on said balance sheet, and, in the case of real properties, except for rights-of-way and easements which do not adversely affect the use of such property.

     4.04 Changes Since Financial Statement Date.

     Since the date of the financial statements, except as disclosed in writing, there has not been any material change in the financial position or assets of the Purchaser.

     4.05 Accuracy of All Statements Made by the Purchaser

     No representation or warranty by the Purchaser in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by the Purchaser pursuant to this Agreement, nor any document or certificate delivered to the Company or the Shareholders pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statement contained therein not misleading.

     4.06 Legality of Shares to be Issued

     The shares of common stock of the Purchaser to be delivered pursuant to this Agreement, when so delivered, will have been duly and validly authorized and issued by the Purchaser and will be fully paid and nonassessable.

     4.07 No Covenant as to Tax Consequences

     It is expressly understood and agreed that neither the Purchaser nor its officers or agents has made any warranty or agreement, expressed or implied, as to the tax consequences of the transactions contemplated by this Agreement or the tax consequences of any action pursuant to or growing out of this Agreement.

     4.08   Securities Matters

     The Purchaser is not aware of any formal or informal investigation of the Purchaser or its securities by any governmental or non-governmental regulatory agency.


                              ARTICLE V
                      COVENANTS OF SHAREHOLDERS

     5.01 Access to Information

     The Purchaser and its authorized representatives shall have full access during normal business hours to all properties, books, records, contracts and documents of the Company, and the Company shall furnish or cause to be furnished to the Purchaser and its authorized representative all information with respect to its affairs and business of the Company as the Purchaser may reasonably request.

     5.02 Actions Prior to Closing

     From and after the date of this Agreement and until the closing date, the Company shall not materially alter its business.

                              ARTICLE VI
           CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATIONS

     Each and every obligation of the Purchaser to be performed on the closing date shall be subject to the satisfaction of the Purchaser of the following conditions:

     6.01 Truth of Representations and Warranties

     The representations and warranties made by the Company and Shareholders in this Agreement or given on its behalf hereunder shall be substantially accurate in all material respects on and as of the closing date with thesame effect as though such representations and warranties had been made or given on and as of the closing date.

     6.02 Compliance with Covenants.

Shareholders shall have performed and
complied with all obligations under this Agreement which are to be performed or complied with by them prior to or on the closing date, including the delivery of the closing documents specified hereafter.

     6.03 Absence of Suit.

     No action, suit or proceedings before any court or any governmental or regulatory authority shall have been commenced or threatened and, no investigation by any governmental or regulatory authority shall have been commenced, against the Shareholders, the Company or any of the affiliates, associates, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with any of such transactions.

     6.04 Receipt of Approvals, Etc.

     All approvals, consents and/or waivers that are necessary to effect the transactions contemplated hereby shall have been received.

     6.05 No Material Adverse Change.

     As of the closing date there shall not have occurred any material adverse change which materially impairs the ability of the Company to conduct its business or the earning power thereof on the same basis as in the past.

     6.06 Accuracy of Financial Statement.

     The Purchaser and its representatives shall be satisfied as to the accuracy of all balance sheets, statements of income and other financial statements of the Company furnished to the Purchaser herewith.

     6.07 Proceedings and Instruments Satisfactory; Certificates.

     All proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement shall have occurred and all appropriate documents incident thereto as the Purchaser may request shall have been delivered to the Purchaser. The Company and the Shareholders shall have delivered certificates in such detail as the Purchaser may request as to compliance with the conditions set forth in this Article.

                             ARTICLE VII
                 CONDITIONS PRECEDENT TO OBLIGATIONS
                   OF THE COMPANY AND SHAREHOLDERS

     Each and every obligation of the Company and Shareholders to be performed on the closing date shall be subject to the satisfaction prior thereto of the following conditions:

     7.01 Truth of Representations and Warranties

     The representations and warranties of the Purchaser contained in this Agreement shall be true at and as of the closing date as though such representations and warranties were made at and as of the transfer date.

     7.02 The Purchaser's Compliance with Covenants

     The Purchaser shall have performed and complied with its obligations under this Agreement which are to be performed or complied with by it prior to or on the closing date.

     7.03 Absence of Suit

     No action, suit or proceedings before any court or any governmental or regulatory authority shall have been commenced or threatened and, no investigation by any governmental or regulatory authority shall have been commenced against the Purchaser, or any of the affiliates, associates, officers or directors of the Purchaser seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with any of such transactions.

     7.04 Receipt of Approvals, Etc.

     All approvals, consents and/or waivers that are necessary to effect the transactions contemplated hereby shall have been received.

     7.05 No Material Adverse Change

     As of the closing date there shall not have occurred any material adverse change which materially impairs the ability of the Purchaser to conduct its business or the earning power thereof on the same basis as in the past.

     7.06 Accuracy of Financial Statements

     The Company and the Shareholders shall be satisfied as to the accuracy of all balance sheets, statements of income and other financial statements of the Purchaser furnished to the Company herewith.

     7.07 Proceedings and Instruments Satisfactory; Certificates

     All proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement shall have occurred and all appropriate documents incident thereto as the Company may request shall have been delivered to the Company. The Purchaser shall have delivered certificates in such detail as the Shareholders may request as to compliance with the conditions set forth in this Article.

                                  ARTICLE VIII
                                INDEMNIFICATIONS

     The Company shall indemnify the Purchaser for any loss, cost, expense or other damage suffered by the Purchaser resulting from, arising out of, or incurred with respect to the falsity or the breach of any representation, warranty or covenant made by the Company herein, and any claims arising from the operations of the Company prior to the closing date. The Purchaser shall indemnify and hold the Company and Shareholders harmless from and against any loss, cost, expense or other damage (including, without limitation, attorneys' fees and expenses) resulting from, arising out of, or incurred with respect to, or alleged to result from, arise out of or have been incurred with respect to, the falsity or the breach of any representation, covenant, warranty or agreement made by the Purchaser.

                                   ARTICLE IX
                                     CLOSING

     9.01 Time

     The closing of this transaction ("closing") shall be effective May 12, 2003. Such date is referred to in this agreement as the "closing date" provided, however, that additional documents necessary to complete the transaction may be executed and provided subsequent to the closing date.

     9.02 Documents To Be Delivered by Shareholders At the closing

     Shareholders shall deliver to the Purchaser the following documents:

     (a)  Certificates  or  assignments  for the  Shares.

     (b) A certificate signed by the President of the Company that the representations and warranties made by the Company in this Agreement are true and correct on and as of the closing date with the same effect as though such representations and warranties had been made on or given on and as of the closing date and that Shareholders have performed and complied with all of their obligations under this Agreement which are to be performed or complied with by or prior to or on the closing date.

     (c) A copy of the bylaws of the Company certified by its secretary and a copy of the articles of incorporation of the Company certified by the secretary of state.

     (d) Such other documents of transfer, certificates of authority and other documents as the Purchaser may reasonably request.

     9.03 Documents To Be Delivered by the Purchaser

     At the closing the Purchaser shall deliver to Shareholders the following documents:

     (a) Certificates for the number of shares of common stock of the Purchaser as determined in Article 1 hereof.

     (b) A certified copy of the duly adopted resolutions of the Board of Directors of the Purchaser authorizing or ratifying the execution and performance of this Agreement and authorizing or ratifying the acts of its officers and employees in carrying out the terms and provisions thereof.

                                    ARTICLE X
                           TERMINATION AND ABANDONMENT

     This Agreement may be terminated and the transaction provided for by this Agreement may be abandoned without liability on the part of any part to any other, at any time before the closing date, or on a post closing basis as provided previously herein:

     (a)  By mutual consent of the Purchaser, the Company and the Shareholders;

     (b) By the Purchaser if any of the conditions provided for in Article 6 of this Agreement have not been met and have not been waived in writing by the Purchaser.

     (c) By the Company if any of the conditions provided for in Article 7 of this Agreement have not been met and have not been waived in writing by the Company.

     In the event of termination and abandonment by any Party as above provided in this Article, written notice shall forthwith be given to the other Party, and each Party shall pay its own expenses incident to preparation for the consummation of this Agreement and the transactions contemplated hereunder.


                                   ARTICLE XI
                                  MISCELLANEOUS

     11.01 Notices

     All notices, requests, demands and other communications hereunder shall be deemed to have been duly given, if delivered by hand or mailed, certified or registered mail with postage prepaid:

     (a)  If to the  Company  or its  shareholders,  to  Harry  Thompson,  Wilon
          Resources, Inc., 931 Ashland Terrace, Chattanooga, Tennessee 37415 423-877-5670 or to such other person and place as the Company and its Shareholders shall furnish to the Purchaser in writing

     (b) If to the Purchaser, to Harry Thompson, Wilon Resources, Inc., 931 Ashland Terrace, Chattanooga, Tennessee 37415 423-877-5670, or to such other person and place as the Purchaser shall furnish to Company in writing.

     11.02 Announcements.

     Announcements concerning the transactions provided for in this Agreement by either the Company or the Purchaser shall be subject to the approval of the other in all essential respects, except that the approval of the Company shall not be required as to any statements and other information which the Purchaser may submit to its shareholders.

     11.03 Default.

     Should any Party default in any of the covenants, conditions, or promises contained herein, the defaulting Party shall pay all costs and expenses, including a reasonable attorney's fee, which may arise or accrue from enforcing this Agreement, or in pursuing any remedy provided hereunder or by the statutes of the State of Tennessee.

     11.04 Assignment.

     This Agreement may not be assigned in whole or in part by the Parties without the prior written consent of the other Party or Parties, which consent shall not be unreasonably withheld.

     11.05 Successors and Assigns.

     This Agreement shall be binding upon and shall inure to the benefit of the Parties, their successors and assigns.

     11.06 Holidays.

     If any obligation or act required to be performed hereunder shall fall due on a Saturday, Sunday or other day which is a legal holiday established by the State of Tennessee, such obligation or act may be performed on the next succeeding business day with the same effect as if it had been performed upon the day appointed.

     11.07 Computation of Time.

     The time in which any obligation or act provided by this Agreement is to be performed is computed by excluding the first day and including the last, unless the last day is a holiday, in which event such day shall also be excluded.

     11.08 Governing Law and Venue

     This Agreement shall be governed by and interpreted pursuant to the laws of the Sate of Tennessee. Any action to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction within the State of Utah and in no other place.

     11.09 Partial Invalidity.

     If any term, covenant, condition or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby and each term, covenant, condition or provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

     11.10 No Other Agreements

     This Agreement constitutes the entire Agreement between the Parties and there are and will be no oral representations which will be binding upon any of the Parties.

     11.11 Rights are Cumulative

     The rights and remedies granted hereunder shall be in addition to and cumulative of any other rights or remedies provided under the laws of the State of Tennessee.

     11.12 Waiver

     No delay or failure in the exercise of any power or right shall operate as a waiver thereof or as an acquiescence in default. No single or partial exercise of any power or right hereunder shall preclude any other or further exercise thereof or the exercise of any other power or right.

     11.13 Survival of Covenants, Etc.

     All covenants, representations, and warranties made herein to any Parties or in any statement or document delivered to any Party , shall survive the making of this Agreement and shall remain in full force and effect until the obligations of such Party hereunder have been fully satisfied.

     11.14 Further Action.

     The Parties agree to execute and deliver such additional documents and to take such other and further action as may be required to carry out fully the transaction(s) contemplated herein.

     11.15 Amendment

     This Agreement or any provision hereof may not be changed, waived, terminated or discharged except by means of a written supplemental instrument signed by the Party or Parties against whom enforcement of the change, waiver, termination, or discharge is sought.

     11.16 Headings

     The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     11.17 Counterparts

     This agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument, provided that the Purchaser shall have no obligations hereunder until all Shareholders have become signatories hereto.

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     IN  WITNESS  WHEREOF,  the  Parties  executed  the  foregoing   Acquisition
Agreement effective the 7th day of May, 2003.


                                   WILON ENERGY GROUP, INC.

                                   By: /s/Harry Thompson
                                    Harry Thompson, President



                                   WILON RESOURCES, INC.
                                   for itself and on behalf of Stockholders

                                    By: /s/Harry Thompson
                                        Harry Thompson, President










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